EXHIBIT 10.33




                      AMENDED AND RESTATED
                GENERAL PARTNER PLEDGE AGREEMENT


          AMENDED AND RESTATED GENERAL PARTNER PLEDGE AGREEMENT, dated as of December 18, 1996 (this "Agreement"), made by PANDA BRANDYWINE CORPORATION, a Delaware corporation (together with its successors and assigns, the "Pledgor") and the sole general partner of Panda-Brandywine, L.P., a Delaware limited partnership (together with its successors and assigns, the "Partnership"), to FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, in its capacity as Security Agent (the "Security Agent") under the Security Deposit Agreement (as defined in the Participation Agreement referred to below).


                     W I T N E S S E T H :


          WHEREAS, the Pledgor is the legal and beneficial owner of a 50% general partnership interest in the Partnership (such partnership interest being hereinafter referred to as the "Partnership Interest");

          WHEREAS, the Partnership, the Pledgor and General Electric Capital Corporation, a New York corporation ("GE Capital" or the "Owner Participant"), entered into the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 (the "Construction Loan Agreement") pursuant to which GE Capital (i) provided construction financing for the Project and (ii) issued the Letters of Credit as collateral security for certain obligations of the Partnership under the Power Purchase Agreement;

          WHEREAS, the Pledgor entered into the General Partner Pledge Agreement dated as of March 30, 1995 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Pledge Agreement"), providing for the collateral assignment by the Pledgor to the Security Agent of its interest in the Partnership to secure the Partnership's obligations to GE Capital and the Owner Trustee (as defined below);

          WHEREAS, as contemplated by the Construction Loan Agreement, the Partnership and the Owner Trustee (as defined below) are entering into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee will lease the Facility to the Partnership;

          WHEREAS, the Owner Participant has elected to fund the Facility Lease with non-recourse indebtedness as a leveraged lease, and pursuant to Section 34 of the Existing Pledge Agreement, the parties hereto have agreed to amend and restate the Existing Pledge Agreement subject to the terms and conditions provided herein;

          WHEREAS, the Partnership and GE Capital are entering into the Reimbursement Agreement to provide for the continued issuance by GE Capital of the Letters of Credit;

          WHEREAS, in order to set forth the rights and obligations of the Owner Participant, the Owner Trustee, the Partnership, the Loan Participants, the Administrative Agent, the Indenture Trustee and the other parties in connection with the foregoing transactions and to describe and provide for the transactions contemplated hereby, (i) the parties hereto are entering into the Participation Agreement, (ii) the Owner Trustee and the Indenture Trustee are entering into the Indenture, (iii) certain of the Lessee Security Documents are being amended and restated pursuant to the Amended and Restated Agreements and (iv) the Construction Loan Agreement is being terminated;

          WHEREAS, it is a condition precedent to the performance of certain obligations on the Lease Closing Date that the Pledgor shall have executed and delivered this Agreement to the Security Agent, for the benefit of the Owner Trustee and GE Capital (and by collateral assignment, the Indenture Trustee);

          WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding recital;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Defined Terms; Construction.

               (a) Unless otherwise defined herein, terms used herein shall have the meaning set forth in Annex A to the Participation Agreement dated as of December 18, 1996 (the "Participation Agreement"), among the Partnership, the General Partner, the Owner Participant, Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity but solely as owner trustee (in such capacity, the "Owner Trustee") under the Trust Agreement and as Security Agent, First Security Bank, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (in such capacity, the "Indenture Trustee") under the Indenture, Credit Suisse, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch ("Credit Suisse"), as administrative agent (in such capacity, the "Administrative Agent"), and the other entities listed on
Schedule I thereto (the "Loan Participants"). Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

               (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections shall be references to Sections of this Agreement unless otherwise expressly specified.

               (c) Unless otherwise expressly specified, any agreement, contract, or document defined or referred to herein shall mean such agreement, contract or document in the form (including all amendments and clarification letters relating thereto) delivered on the Lease Closing Date as the same may thereafter be amended, supplemented, or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          Section 2. Pledge. As security for the Lessee Obligations and subject to and in accordance with the provisions of this Agreement, the Pledgor hereby pledges, grants, assigns, hypothecates, transfers, and delivers to the Security Agent, for the benefit of GE Capital and the Owner Trustee, a first priority security interest in the following, whether now owned or hereafter acquired (the "Collateral"):

          (a) all of the Pledgor's general partnership interests in the Partnership (including, without limitation, the Partnership Interest and all right, title and interest of the Pledgor in and to the Transfer Agreement), and all of the Pledgor's rights (including, without limitation, all voting rights in or rights to control or direct the affairs of the Partnership), privileges, authority and powers as general partner of the Partnership, whether arising under the terms of the Partnership Agreement, or at law, or otherwise;

          (b) all income, cash flow, revenues, issues, profits, losses, distributions, payments, and other property of every kind and variety due, accruing or owing to, or to be turned over to, or to be disbursed to the Pledgor by the Partnership in respect of the property described in the preceding clause (a), including without limitation, all rights of the Pledgor to allocations of profit and loss, distributions and all monies and property representing a distribution in respect of the property described in the preceding clause (a); and

          (c) all proceeds, products and accessions of and to any of the property described in the preceding clauses (a) and (b);

provided, however, that notwithstanding any of the foregoing, none of the Security Agent, the Owner Trustee nor GE Capital shall acquire any interest in any of Pledgor's obligations contained in the Partnership Agreement.

          Section 3. Security for Lessee Obligations. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Lessee Obligations now or hereafter existing.

          Section 4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral have been or shall be delivered to and shall be held by or on behalf of the Security Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Security Agent. If the Pledgor shall become entitled to receive or shall receive any other Collateral, then the Pledgor shall, except as otherwise provided in Section 7, accept and hold the same in trust for the Security Agent and segregated from the other property or funds of Pledgor, and shall deliver to the Security Agent forthwith all such other Collateral (except as provided in Section 7 hereof) in the form received by the Pledgor, to be held by the Security Agent, subject to the terms hereof, as part of the Collateral. Upon the occurrence and during the continuance of a Reimbursement Event of Default or a Lease Event of Default, the Security Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Security Agent, the Owner Trustee or GE Capital or any of their respective nominees any or all of the Collateral.

          Section 5.  Representations and Warranties.  The
Pledgor represents and warrants as follows:

               (a)  Due Organization.  The Pledgor is a
corporation duly organized and validly existing under the laws of the State of Delaware, and is qualified to own property and transact business in every jurisdiction where the ownership of its property and the nature of its business as currently conducted requires it to be qualified.

               (b) Power and Authority. The Pledgor has full corporate power, authority and legal right to enter into this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder and to pledge all the Collateral pursuant to this Agreement.

               (c)  Due Authorization.  The pledge of the
Collateral pursuant to this Agreement has been duly authorized by the Pledgor. This Agreement and each other Transaction Document to which the Pledgor is a party has been duly authorized, executed and delivered by the Pledgor.

               (d) Enforceability. This Agreement and each other Transaction Document to which the Pledgor is a party constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (e) No Conflicts. The execution and delivery by Pledgor of this Agreement and each other Transaction Document to which the Pledgor is a party, the performance by Pledgor of its obligations hereunder and thereunder, and the pledge by the Pledgor of the Collateral pursuant to this Agreement will not (i) violate the provisions of the Pledgor's Certificate of Incorporation or By-laws; (ii) violate the provisions of any Law applicable to the Pledgor; (iii) violate any Contractual Obligation; or (iv) result in or create any Lien (other than the Lien created hereby) under, or require any consent which has not been obtained under any agreement or instrument, or the provisions of any order or decree binding upon the Pledgor or any of its properties.

               (f) No Consents. No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no Governmental Action is required which has not been obtained either (i) for the execution, delivery and performance by Pledgor of this Agreement and each other Transaction Document to which it is a party, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Agreement, or
(iii) except as otherwise set forth in Section 34 hereof, for the exercise by the Security Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with any disposition of all or any part of the Collateral under any laws affecting the offering and sale of securities generally).

               (g) Not a Utility. The Pledgor is not, and will not, as a result of becoming a partner in the Partnership, be or become, or cause the Partnership to be or become: (i) subject to regulation under Part II or Part III of the Federal Power Act, except for Sections 202(c), 210, 211, 212, 213, 214 and 305(c) of
the Federal Power Act (16 U.S.C. 824a(c), 824i, 824j, 824k, 824l, 824m and 825d(c), respectively) and the enforcement provisions of Part III of the Federal Power Act relating thereto;
(ii) an "electric utility company" for purposes of the Holding Company Act; (iii) subject to state law or regulation respecting the financial, rate or organizational regulation of electric utilities; or (iv) subject to regulation as a "steam heating company" under Article 78, Public Service Commission Law, of the Annotated Code of Maryland.

               (h) Ownership of Collateral. The Pledgor is the sole legal and beneficial owner of the Collateral free and clear of any Lien other than Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Security Agent pursuant to this Agreement.

               (i) Perfection. The execution and delivery of this Agreement concurrently with the filing of UCC-1 financing statements in the filing offices listed on Schedule 1 create a valid and perfected first priority security interest in the Collateral securing the payment of the Lessee Obligations.

               (j) Chief Executive Office. The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Partnership and the Project and all contracts relating thereto is located at the address specified on
Schedule 2. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given the Security Agent, GE Capital and, so long as the Indenture shall be in effect, the Indenture Trustee, not less than 30 days' prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, reasonably satisfactory to the Security Agent, GE Capital and, so long as the Indenture shall be in effect, the Indenture Trustee, to maintain the security interest of the Security Agent, on behalf of the Owner Trustee, GE Capital and the Indenture Trustee, in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

               (k)  Sole Business.  The Pledgor is the sole
general partner of the Partnership. The Pledgor is not engaged in any transaction or activity unrelated to the management, development, financing, operation and/or maintenance of the Partnership and the Project.

               (l) No Proceedings. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority or arbitral tribunal now pending or, to the best knowledge of the Pledgor, threatened against the Pledgor (i) which questions the validity or legality of or seeks damages in connection with this Agreement or any other Transaction Document to which Pledgor is a party or (ii) which may reasonably be expected to have a Material Adverse Effect.

               (m) Financial Statements. Each of the financial statements of the Pledgor for the fiscal year and quarter most recently ended as of the date hereof has been heretofore furnished to the Owner Participant and the Administrative Agent, and each of such financial statements is complete and correct in all material respects and fairly presents the financial condition of the Pledgor as at said dates, in conformity with GAAP applied on a consistent basis, except that the financial statements were prepared on a cash basis and that certain expenses have not been capitalized as required by GAAP. Since the date of such annual financial statement, there has been no Material Adverse Effect.

               (n)  Partnership Agreement.  The copy of the
Partnership Agreement delivered to the Owner Participant and the Administrative Agent on or prior to the Lease Closing Date is a true, complete and correct copy of the Partnership Agreement on the date hereof.

          Section 6. Supplements, Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Security Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as the Security Agent may deem necessary or desirable in order to perfect and preserve the Liens created or intended to be created hereby. The Pledgor hereby authorizes the Security Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          Section 7.  Rights of Pledgor; etc.

               (a) Generally. The Pledgor shall be entitled to exercise any and all rights pertaining to the Collateral or any part thereof (including, without limitation, the right to manage and direct the affairs of the Partnership and the right to receive distributions in respect of its partnership interest) so long as (i) no Reimbursement Event of Default or Lease Event of Default shall have occurred and be continuing and (ii) the exercise of such rights would not otherwise result in a Reimbursement Event of Default or a Lease Event of Default. Upon the occurrence and during the continuance of a Reimbursement Event of Default or a Lease Event of Default, all rights of the Pledgor to manage and direct the affairs of the Partnership which it would otherwise be entitled to exercise pursuant to the preceding sentence shall cease, and all such rights shall thereupon become immediately vested in the Security Agent, which shall thereupon have the sole right (subject to the provisions of Applicable Law and the Security Deposit Agreement) to manage and direct the affairs of the Partnership.

               (b) Distributions. Unless a Reimbursement Event of Default or a Lease Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Collateral in compliance with the terms of the Participation Agreement and the Security Deposit Agreement; provided, however, that any and all

               (i) distributions paid or payable in respect of or in exchange for any Collateral (whether paid in cash, securities or other property) in connection with a partial or total liquidation or dissolution of the Partnership (other than in connection with any deemed liquidation on account of a termination of the Partnership under Section 708(b)(1)(B) of the Code), and

               (ii)  all property (whether cash, securities
     or other property) paid, payable or otherwise distributed in redemption of, or in exchange for, the property described in Section 2(a) above,

shall be, and shall be forthwith delivered to the Security Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Security Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Security Agent as Collateral in the same form as so received (with any necessary endorsement). Upon the occurrence and during the continuance of a Reimbursement Event of Default or a Lease Event of Default, all rights of the Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to the preceding sentence shall cease, and all such rights shall thereupon become vested in the Security Agent which shall thereupon have the sole right to receive and hold as Collateral such distributions.

               (c) Amounts Wrongfully Received Held in Trust. All distributions and other amounts which are received by the Pledgor contrary to the provisions of Section 7(b) above or the Participation Agreement shall be received in trust for the benefit of the Security Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Security Agent as Collateral in the same form as so received (with any necessary endorsement).

          Section 8.  Covenants.

               (a) Legal Existence. The Pledgor shall preserve and maintain (i) its legal existence, as a corporation in good standing under the laws of the State of Delaware and (ii) its qualification to do business in every jurisdiction where the ownership of its property and the nature of its business require it to be so qualified.

               (b) Books, Records and Inspections. The Pledgor shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP, except that the Pledgor's financial statements may be prepared on a cash basis and that certain expenses may be capitalized other than as required by GAAP, and all requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Pledgor shall permit officers and designated representatives of the Security Agent, the Administrative Agent and the Owner Participant to visit and inspect any of the properties of the Pledgor, and to examine the books of record and account of the Pledgor, and discuss the affairs, finances and accounts of the Pledgor with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as the Security Agent, the Administrative Agent or the Owner Participant may desire.

               (c) Taxes and Claims. The Pledgor shall pay or cause to be paid when due, all Taxes and all charges, betterments, or other assessments relating to the Collateral, and all other lawful claims required to be paid by the Pledgor, except to the extent any of the same are subject to a Contest.

               (d)  Compliance with Law.  The Pledgor shall
comply with all Laws, except for such noncompliance as could not, individually or in the aggregate, have a Material Adverse Effect.

               (e) Governmental Actions. The Pledgor shall obtain, maintain and comply with all Governmental Actions applicable to the Pledgor or the Partnership, except for such failure or noncompliance as could not, individually or in the aggregate, have a Material Adverse Effect.

               (f) Performance Under Other Agreements. The Pledgor shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Participation Agreement and, unless the Administrative Agent and GE Capital otherwise consent in writing, duly perform and observe in all respects all of the covenants, agreements and conditions on its part to be performed and observed under the other Transaction Documents to which it is a party.

               (g)  Remain as General Partner; Nature of
Business. The Pledgor shall remain as the sole general partner of the Partnership and shall not withdraw as a general partner in the Partnership. The Pledgor shall not engage in any business other than being the general partner of the Partnership.

               (h) Purchases of Assets. The Pledgor shall not purchase or acquire any assets other than the purchase of assets in the ordinary course of business of the Partnership required in connection with the operation and maintenance of the Partnership's business in accordance with the Transaction
Documents.

               (i) Indebtedness. The Pledgor shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness of the Partnership that the Partnership is permitted to incur under the Participation Agreement and on which the Pledgor is liable solely by virtue of being the general partner of the Partnership.

               (j) Contingent Obligations. The Pledgor shall not create or become or be liable with respect to any Contingent
Obligation.

               (k) No Sale of Collateral; No Liens. The Pledgor agrees that it will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option or warrant with respect to, the Collateral or any interest therein without the prior written consent of the Security Agent and (ii) except for the Lien created hereby, create, incur or permit to exist any Lien (other than Permitted Liens) upon or with respect to any of the Collateral or any interest therein or any of its other property or assets. The Pledgor will defend the right, title and interest of the Security Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

               (l)  Fundamental Changes.  The Pledgor shall not:
(i) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or property, whether now or hereafter acquired, except sales of obsolete and/or replaced equipment; (ii) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person; (iii) create or acquire any Subsidiary; (iv) enter into any partnership or joint venture; or
(v) engage in any business other than (x) holding a general partnership interest in the Partnership and (y) managing and directing the affairs of the Partnership as the general partner of the Partnership.

               (m) Advances, Investments and Loans. The Pledgor shall not lend money or credit or make advances or contributions to any Person other than the Partnership, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person other than the Partnership.

               (n) Partnership Agreement; Transfer Agreement. The Pledgor shall not agree to or permit (i) the cancellation or termination of the Partnership Agreement or the Transfer Agreement or (ii) without the prior consent of the Owner Participant and the Administrative Agent, any amendment, supplement, or modification of, or waiver with respect to any of the provisions of, the Partnership Agreement or the Transfer Agreement.

               (o) Agent for Receipt of Service of Process. The Pledgor shall appoint and continuously retain a Person acceptable to the Security Agent as its agent in the State of New York for receipt of service of process and shall pay all costs, fees and expenses in connection therewith.

               (p) Bankruptcy of the Partnership. The Pledgor shall not authorize, seek to cause or permit the Partnership to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or to make a general assignment for the benefit of the creditors.

          Section 9. Security Agent Appointed Attorney-In-Fact. Upon the occurrence of a Reimbursement Event of Default or a Lease Event of Default, the Pledgor hereby appoints the Security Agent or any Person or agent whom the Security Agent may designate the Pledgor's attorney-in-fact with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, at the Pledgor's cost and expense, at any time and from time to time in the Security Agent's reasonable discretion to take any action and to execute any instrument which the Security Agent may deem necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same.

          Section 10. Security Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Security Agent, the Security Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Security Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 19.

          Section 11. Reasonable Care. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Security Agent accords its own property of the type of which the Collateral consists, it being understood that the Security Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Security Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 12. No Liability. None of the Security Agent, the Owner Trustee, GE Capital, the Administrative Agent, the Indenture Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be deemed to have assumed any of the liabilities or obligations of a partner of the Partnership as a result of the pledge and security interest granted under or pursuant to this Agreement. None of the Security Agent, the Owner Trustee, GE Capital, the Administrative Agent, the Indenture Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be liable for any failure to collect or realize upon the Lessee Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

          Section 13.  Remedies Upon Default.  If a Reimbursement
Event of Default or a Lease Event of Default shall have occurred and be continuing:

               (a)  The Security Agent (i) may become a
substitute or additional general partner in the Partnership or designate another Person to become such substitute or additional general partner and/or (ii) may manage the business and affairs of the Partnership as provided in Section 7(a) and/or (iii) exercise the power of attorney described in Section 9.

               (b)(i) The Security Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code then in effect in the State of New York, or unless prohibited by Applicable Law, the Uniform Commercial Code then in effect in any other applicable jurisdiction. The Security Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or at any of the Security Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Security Agent may, in accordance with Applicable Law, deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Security Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Security Agent shall not incur liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale. The Pledgor hereby waives any claims against the Security Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Security Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

               (ii) The Pledgor recognizes that the Security Agent may elect in its sole discretion to sell all or a part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")), and the Pledgor and the Security Agent agree that such private sales shall be made in a commercially reasonable manner and that the Security Agent has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act.

               (c)  Any cash held by the Security Agent as
Collateral and all cash proceeds received by the Security Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to the Security Agent pursuant to Section 19 and 20) by the Security Agent first to the payment of the costs and expenses of such sale, collection or other realization, if any, including reasonable compensation to the Security Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Security Agent in connection therewith; and second to the payment of the Lessee Obligations in accordance with the terms of the Security Deposit Agreement. The Partnership shall be liable for any deficiency remaining after any application of funds pursuant hereto. Any surplus of such cash or cash proceeds held by the Security Agent after payment in full of such amounts shall be paid over to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

          Section 14. Purchase of the Collateral. The Security Agent, the Owner Trustee, GE Capital, the Administrative Agent, the Indenture Trustee, any Loan Participant or the Owner Participant or any of their respective Affiliates may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Security Agent may apply the purchase price to the payment of the Lessee Obligations secured hereby. Any such purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the security interests created by this Agreement.

          Section 15. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telecopy notice, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its name on Schedule 2 hereto, or to such other address as may be designated by any party in a written notice to the other parties hereto.

          Section 16.  Continuing Security Interest.  This
Agreement shall create a continuing Lien in the Collateral until the release thereof pursuant to Section 18.

          Section 17. Security Interest Absolute. All rights of the Security Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

               (i)  any lack of validity or enforceability
     of any of the Transaction Documents or any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Lessee Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto;

               (iii)  any exchange, release or non-
     perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Lessee Obligations;
     or

               (iv)  any other circumstance which might
     otherwise constitute a defense available to, or a discharge of, the Pledgor.

          Section 18. Release. Upon the indefeasible payment in full of the Lessee Obligations, the Security Agent, upon the request and at the expense of the Pledgor, shall execute and deliver all such documentation necessary to release the liens created pursuant to this Agreement.

          Section 19. Expenses. The Pledgor will upon demand pay to the Security Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes, which the Security Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of the Security
Agent hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof. Any amount payable by the Pledgor pursuant to this Section shall be payable on demand and shall constitute Lessee Obligations secured hereby.

          Section 20.  Indemnity.

               (a) The Pledgor agrees to indemnify, reimburse and hold the Security Agent, the Owner Trustee, in its individual and trust capacities, GE Capital, the Administrative Agent, the Indenture Trustee, the Loan Participants, their respective successors and assigns and their respective officers, directors, employees, and agents (each individually, an "Indemnitee," and collectively, "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and disbursements) (such expenses, for purposes of this Section, hereinafter "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of (i) this Agreement or the documents executed in connection herewith or in any other way connected with the administration of the Lien or the security interest granted hereby, or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, (ii) any failure of the Pledgor to comply with its obligations under this Agreement, or any misrepresentation by the Pledgor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement, or (iii) the ownership, purchase, delivery, control, acceptance, financing, possession, condition, sale, return or other disposition, or use of, the Collateral, excluding (x) those finally judicially determined to have arisen, with respect to any Indemnitee, solely from the gross negligence or willful misconduct of such Indemnitee or (y) unless specifically provided for elsewhere in this Agreement, those arising out of the actions of any Indemnitee while in possession or control of the Collateral.

               (b)  Without limiting the application of
subsection (a), the Pledgor agrees to pay, or reimburse the Security Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the preservation, protection or validation of the Security Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Lien upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Security Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          Section 21. Lessee Obligations Secured by Collateral. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement, and any amounts paid by the Security Agent in preservation of any of its rights or interest in the Collateral, together with interest on such amounts from the date paid until reimbursement in full at a rate per annum equal at all times to the Overdue Rate shall constitute Lessee Obligations secured by the Collateral.

          Section 22. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Security Agent, the Owner Trustee, GE Capital, the Administrative Agent, any Holder or the Indenture Trustee hereunder, under any other Transaction Document or pursuant hereto or thereto is rescinded or must otherwise be restored or returned by the Security Agent, the Owner Trustee, GE Capital, the Administrative Agent, any Holder or the Indenture Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or the Partnership or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor or the Partnership or any substantial part of their respective assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

          Section 23. Amendments, etc. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective (x) without the written concurrence of the Security Agent and (y) unless made in accordance with section
13.1 of the Participation Agreement and none of the Collateral shall be released without the written consent of the Security Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 24. Successors and Assigns. This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Security Agent, the Owner Trustee, GE Capital and, so long as the Indenture shall be in effect, the Indenture Trustee and their respective successors and assigns.

          Section 25.  Survival.

               (a) All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Security Agent and shall survive the execution and delivery of this Agreement and the other Transaction Documents regardless of any investigation made by or on behalf of the Security Agent.

               (b)  The indemnity obligations of Pledgor
contained in Section 20 shall continue in full force and effect notwithstanding the full payment of the Lessee Obligations and notwithstanding the discharge thereof.

          Section 26. No Waiver; Remedies Cumulative. No failure or delay on the part of the Security Agent in exercising any right, power or privilege hereunder and no course of dealing between the Pledgor and the Security Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Security Agent, the Owner Trustee or GE Capital would otherwise have.

          Section 27. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 28. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 29. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 30. Consent to Pledge by General Partner. Notwithstanding anything to the contrary contained in the Partnership Agreement, Panda Energy Corporation, a Delaware corporation, as holder of the Partnership limited partnership interest, hereby consents to (i) the execution, delivery, and performance by the Pledgor of this Agreement, (ii) the grant of the pledge by the Pledgor to the Security Agent, for the benefit of the Owner Trustee (and, by collateral assignment, the Indenture Trustee) and GE Capital of its partnership interests in the Partnership pursuant to this Agreement, (iii) the sale, transfer, assignment or other disposition (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) of such partnership interests to the Security Agent, its designee, or any purchaser of such partnership interests pursuant to the exercise by the Security Agent of its rights and remedies under this Agreement and (iv) the admission to the Partnership of the Security Agent, such designee, or such purchaser as a general partner of the Partnership in connection with the exercise of such rights and remedies.

          Section 31. Conflict with Participation Agreement. In case of a conflict between any provision of this Agreement and any provision of the Participation Agreement, the provisions of the Participation Agreement shall control and govern. No such conflict shall be deemed to exist merely because this Agreement imposes greater obligations on the Pledgor than the Participation Agreement.

          Section 32. Recourse Limited to Collateral. The Security Agent acknowledges and agrees that, except in the case of fraud, willful misconduct or knowing misrepresentation on the part of Pledgor, its sole recourse for payment and performance of the obligations of the Pledgor hereunder shall be to the Collateral. This provision shall not be deemed to waive any cause of action the Security Agent may have against any Person for fraud, willful misconduct or knowing misrepresentation by such Person.

          Section 33.  GOVERNING LAW; SUBMISSION TO JURISDICTION;
WAIVER OF JURY TRIAL.

               (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS REFERRED TO IN
SECTION 15. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

               (c)  EACH OF THE PLEDGOR AND THE SECURITY AGENT
HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN
CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT
OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          Section 34.  Certain Rights of Power Purchaser.
Nothing in this Agreement shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Pledgor. Without limiting the scope of the foregoing, the Security Agent agrees, for the exclusive benefit of the Power Purchaser and not the Pledgor, that the exercise of remedies or any similar action under this Agreement is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under (i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).

          Section 35.  Assignment to Indenture Trustee.

          In order to secure the indebtedness evidenced by the Loan Certificates and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by the Owner Trustee to the Indenture Trustee of all of its right, title and interest in, to and under this Agreement, to the extent set forth in the Indenture, and for the creation of a Lien on and security interest in the Lessor's Estate in favor of the Indenture Trustee, and in furtherance thereof, the Lessee and the Owner Trustee have entered into the Security Deposit Agreement with the Security Agent. The Pledgor hereby acknowledges and consents to such assignment and such security interest and hereby acknowledges that to the extent set forth in the Indenture, the Indenture Trustee shall have the right in its own name (in certain cases together with the Owner Trustee and in other cases to the exclusion of the Owner Trustee, all as set forth in Section 3.10 of the Indenture) to direct the Security Agent to take or refrain from taking action under this Agreement, including the right (i) of the Security Agent to exercise any election or option, and to make any decision or determination, and to give any notice, consent, waiver or approval under this Agreement or in respect thereof, (ii) to exercise any and all of the rights, powers and remedies of the Security Agent hereunder and (iii) to receive all moneys payable to the Security Agent under this Agreement. The Pledgor agrees that it will make all payments hereunder in accordance with the provisions of the Security Deposit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                              PANDA BRANDYWINE CORPORATION,
                                 as Pledgor



                              By:  /s/ William C. Nordlund
                                 Name:  William C. Nordlund
                                 Title:  Senior Vice President



                              FLEET NATIONAL BANK (formerly known as
                              Shawmut Bank Connecticut, National
                              Association), as Security Agent


                              By:  /s/ Kathy A. Larimore
                                 Name:  Kathy A. Larimore
                                 Title:  Assistant Vice President



     With Respect to Section 30 only:

     PANDA ENERGY CORPORATION,
        as limited partner



     By: /s/ William C. Nordlund
        Name:  William C. Nordlund
        Title:  Senior Vice President








                                        Exhibit A to
                                        General Partner
                                        Pledge Agreement



               ACKNOWLEDGMENT AND CONSENT


          Panda-Brandywine, L.P., the Partnership
referred to in the foregoing Amended and Restated General
Partner Pledge Agreement, hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.

          Panda-Brandywine, L.P. also agrees to make all payments due to Panda Brandywine Corporation, in its capacity as general partner of Panda-Brandywine, L.P, in compliance with the terms of the Participation Agreement and the Security Deposit Agreement and (i) in the event that a Reimbursement Event of Default or a Lease Event of Default shall have occurred and be continuing or (ii) in connection with a partial or total liquidation or dissolution of the Partnership (other than in connection with any deemed liquidation on account of a termination of the Partnership under Section 708(b)(1)(B) of the Code, to Fleet National Bank, as Security Agent (the
"Security Agent"), for the benefit of General Electric
Capital Corporation ("GE Capital") and the Owner Trustee
(as defined in the Participation Agreement).  Panda-
Brandywine, L.P. further agrees that none of the Security
Agent, the Owner Trustee nor GE Capital will have any of the obligations of either a general partner or a limited partner of Panda-Brandywine, L.P. unless such person affirmatively elects to undertake such obligations in accordance with the terms of the foregoing General
Partner Pledge Agreement and the Consent of the Power
Purchaser.

December __, 1996



                         PANDA-BRANDYWINE, L.P.

                         By Panda Brandywine Corporation,
                         its general partner




                         By:________________________________
                            Name:
                            Title:









                                             Exhibit B to
                                             General Partner
                                             Pledge Agreement





                                        December __, 1996



Panda-Brandywine, L.P.
4100 Spring Valley
Suite 1001
Dallas, Texas  75244

Gentlemen:

          Panda Brandywine Corporation hereby instructs Panda-Brandywine, L.P. to register the pledge of its general partnership interest in Panda-Brandywine, L.P. in favor of Fleet National Bank, as Security Agent (the "Security Agent") pursuant to the Amended and Restated General Partner Pledge Agreement, dated as of December __, 1996, between Panda Brandywine Corporation and the Security Agent.

                              Very truly yours,

                              PANDA BRANDYWINE CORPORATION



                              By___________________________
                                Title:


                              FLEET NATIONAL BANK,
                                as Security Agent



                              By____________________________
                                Title:











                                             Exhibit C to
                                             General Partner
                                             Pledge Agreement




                                        December __, 1996



To:  Fleet National Bank,
       as Security Agent
     777 Main Street
     Hartford, Connecticut  06115
     Attention:  Corporate Trust Administration



          This statement is to advise you that a pledge of the

following uncertificated security has been registered in the name of Fleet National Bank, as Security Agent (the "Security Agent"),

as follows:

          1.  Uncertificated Security:

               The entire general partnership interest of Panda
               Brandywine Corporation in the undersigned partnership.

          2.   Registered Owner:

                    Panda Brandywine Corporation
                    4100 Spring Valley
                    Suite 1001
                    Dallas, Texas  75244

          3.   Registered Pledgee:

               Fleet National Bank, as Security Agent

               Taxpayer Identification Number: 060850628

               4. There are no liens or restrictions on the undersigned partnership and no adverse claims to which such uncertificated security is or may be subject known to the undersigned partnership, except as set forth in the Amended and Restated General Partner Pledge Agreement dated as of December __, 1996 between the undersigned and the Security Agent.


               5.   The pledge was registered on December __, 1996.

          THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE

ADDRESSEE AS OF THE TIME OF ITS ISSUANCE.  DELIVERY OF THIS

STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS

STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                              Very truly yours,

                              PANDA-BRANDYWINE, L.P.

                                By Panda Brandywine Corporation,
                                 its general partner



                                By:______________________________
                                   Name:
                                   Title: